Exhibit 99.1

NEWS RELEASE For further information, contact Shelley Hickman, Director – Global Communications
Tel: 414-768-4599 shickman@bucyrus.com	Fax: 414-768-5211 www.bucyrus.com

BUCYRUS INTERNATIONAL, INC. ANNOUNCES SUMMARY FINANCIAL RESULTS FOR

THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2010

South Milwaukee, Wisconsin, October 21, 2010 - Bucyrus International, Inc. (NASDAQ: BUCY), a leading designer, manufacturer and marketer of high productivity mining equipment for surface and underground mining, announced today its summary unaudited financial results for the quarter and nine months ended September 30, 2010.

Operating Results

On February 19, 2010, Bucyrus completed its previously announced acquisition of Terex Corporation’s mining equipment business (“Terex Mining”). The financial results for the quarter and nine months ended September 30, 2010 include the net assets and results of operations of Terex Mining since the February 19, 2010 date of acquisition as well as the preliminary acquisition accounting adjustments and acquisition costs related to the Terex Mining acquisition. As a result, the financial results for the quarter and nine months ended September 30, 2010 are not necessarily comparative to the results for the quarter and nine months ended September 30, 2009 or as of December 31, 2009 and may not be indicative of future results. Terex Mining has been integrated into the surface mining segment. For this quarter, Bucyrus has disclosed certain financial information for Terex Mining.

Consolidated Condensed Statements of Earnings (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per share amounts)
Sales	$937,164	$675,767	$2,413,357	$2,005,947
Cost of products sold	678,534	451,924	1,732,933	1,406,657

Gross profit	258,630	223,843	680,424	599,290
Selling, general and administrative expenses	98,780	71,405	274,028	195,473
Research and development expenses	15,413	11,279	44,687	29,855
Amortization of intangible assets	11,835	4,593	34,700	14,198

Operating earnings	132,602	136,566	327,009	359,764
Interest income	(1,277)	(1,109)	(3,694)	(3,539)
Interest expense	21,022	6,802	50,981	20,328
Other expense	575	56	4,916	5,699

Earnings before income taxes	112,282	130,817	274,806	337,276
Income tax expense	34,710	38,750	89,009	106,028

Net earnings	$77,572	$92,067	$185,797	$231,248

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net Earnings Per Share Data
Basic:
Net earnings per share	$0.96	$1.24	$2.34	$3.11
Weighted average shares	80,569,773	74,459,337	79,488,123	74,454,844
Diluted:
Net earnings per share	$0.94	$1.21	$2.29	$3.05
Weighted average shares	82,253,162	76,191,084	81,030,163	75,724,333

Other Financial Data
EBITDA (1)	$159,253	$152,129	$402,430	$400,298
Non-cash stock compensation expense (2)	2,291	2,608	6,420	7,598

(Gain) loss on disposal of fixed assets (3)	(661)	3,315	1,173	3,691

Terex Mining acquisition costs (4)	524	—	16,263	—
Inventory fair value adjustment charged to cost of products sold (5)	15,223	—	38,036	—

Adjusted EBITDA (6)	$176,630	$158,052	$464,322	$411,587

(1)	EBITDA is defined as net earnings before net interest expense, income tax expense (benefit), depreciation and amortization. EBITDA is presented because (i) management uses EBITDA to measure Bucyrus’ liquidity and financial performance and (ii) management believes EBITDA is frequently used by securities analysts, investors and other interested parties in evaluating the performance and enterprise value of companies in general, and in evaluating the liquidity of companies with significant debt service obligations and their ability to service their indebtedness. The EBITDA calculation is not an alternative to net earnings under accounting principles generally accepted in the United States of America as an indicator of operating performance or of cash flows as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. The following table reconciles net earnings to EBITDA and EBITDA to net cash provided by operating activities.
(2)	Reflects non-cash stock compensation expense related to equity incentive plans.
(3)	Reflects losses on the disposal of fixed assets in the ordinary course.
(4)	Reflects costs related to the acquisition of Terex Mining.
(5)	In connection with the acquisition of Terex Mining, inventories acquired were adjusted to estimated fair value. This adjustment is being charged to cost of products sold as the inventory is sold.
(6)	Adjusted EBITDA is a material term in Bucyrus’ credit agreement, which management believes is a material agreement, and is used in the calculation of the leverage ratio covenant thereunder.

EBITDA Reconciliation (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Dollars in thousands)
Net earnings	$77,572	$92,067	$185,797	$231,248
Interest income	(1,277)	(1,109)	(3,694)	(3,539)
Interest expense	21,022	6,802	50,981	20,328
Income tax expense	34,710	38,750	89,009	106,028
Depreciation	12,933	10,241	38,838	29,434
Amortization	14,293	5,378	41,499	16,799

EBITDA	159,253	152,129	402,430	400,298
Changes in assets and liabilities	(31,140)	14,117	67,158	(154,827)
Non-cash stock compensation expense	2,291	2,608	6,420	7,598
(Gain) loss on disposal of fixed assets	(661)	3,315	1,173	3,691
Interest income	1,277	1,109	3,694	3,539
Interest expense	(21,022)	(6,802)	(50,981)	(20,328)
Income tax expense	(34,710)	(38,750)	(89,009)	(106,028)

Net cash provided by operating activities	$75,288	$127,726	$340,885	$133,943

Consolidated Condensed Balance Sheets (Unaudited)

	September 30, 2010	December 31, 2009
	(Dollars in thousands)
Assets
Cash and cash equivalents	$352,807	$101,084
Receivables - net	834,489	741,815
Inventories	1,214,615	627,289
Deferred income taxes	49,584	45,024
Prepaid expenses and other	67,592	40,861

Total current assets	2,519,087	1,556,073

Goodwill	762,070	351,333
Intangible assets - net	682,508	220,780
Other assets	107,268	61,505

Total other assets	1,551,846	633,618
Property, plant and equipment - net	604,421	514,421

Total assets	$4,675,354	$2,704,112

	September 30, 2010	December 31, 2009
Liabilities and Common Stockholders’ Investment
Accounts payable and accrued expenses	$614,749	$328,722
Liabilities to customers on uncompleted contracts and warranties	270,673	183,097
Income taxes	70,013	45,811
Current maturities of long-term debt and short-term obligations	21,875	7,566

Total current liabilities	977,310	565,196

Deferred income taxes	92,116	82,260
Pension and other	228,491	198,000

Total long-term liabilities	320,607	280,260
Long-term debt, less current maturities	1,486,646	499,666
Common stockholders’ investment	1,890,791	1,358,990

Total liabilities and common stockholders’ investment	$4,675,354	$2,704,112

Segment Information (Unaudited)

	Quarter Ended September 30, 2010
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$551,418	$78,946	$16,600	$5,482	$3,035,692
Underground mining	385,746	63,809	8,168	8,536	1,639,662

Total operations	937,164	142,755	24,768	14,018	4,675,354
Corporate	—	(10,153)	—	—	—

Consolidated total	$937,164	132,602	24,768	$14,018	$4,675,354

Interest income		(1,277)	—
Interest expense		21,022	—
Other expense		575	2,458

Earnings before income taxes		$112,282	$27,226

Terex Mining results included in the table above were as follows:

	Quarter Ended September 30, 2010
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining (1)	$246,565	$13,893	$8,948	$1,649	$1,730,586
Interest income		(53)	—
Interest expense		2	—

Loss before income taxes		$13,944	$8,948

(1)	Operating earnings include inventory fair value adjustments charged to cost of products sold of $15.2 million. This amount is not included in the depreciation and amortization column.

	Quarter Ended September 30, 2009
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$312,893	$78,180	$6,054	$7,353	$1,058,074
Underground mining	362,874	72,597	8,781	2,853	1,611,547

Total operations	675,767	150,777	14,835	10,206	2,669,621
Corporate	—	(14,211)	—	—	—

Consolidated total	$675,767	136,566	14,835	$10,206	$2,669,621

Interest income		(1,109)	—
Interest expense		6,802	—
Other expense		56	784

Earnings before income taxes		$130,817	$15,619

	Nine Months Ended September 30, 2010
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$1,554,366	$242,518	$48,510	$26,383	$3,035,692
Underground mining	858,991	125,766	25,028	18,022	1,639,662

Total operations	2,413,357	368,284	73,538	44,405	4,675,354
Corporate	—	(41,275)	—	—	—

Consolidated total	$2,413,357	327,009	73,538	$44,405	$4,675,354

Interest income		(3,694)	—
Interest expense		50,981	—
Other expense		4,916	6,799

Earnings before income taxes		$274,806	$80,337

Terex Mining results included in the table above were as follows:

	Nine Months Ended September 30, 2010
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining (1)	$615,885	$28,755	$26,073	$2,208	$1,730,586
Interest income		(183)	—
Interest expense		19	—

Earnings before income taxes		$28,919	$26,073

(1)	Operating earnings include inventory fair value adjustments charged to cost of products sold of $38.0 million. This amount is not included in the depreciation and amortization column.

	Nine Months Ended September 30, 2009
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$979,938	$224,417	$17,314	$25,626	$1,058,074
Underground mining	1,026,009	165,113	26,319	8,917	1,611,547

Total operations	2,005,947	389,530	43,633	34,543	2,669,621
Corporate	—	(29,766)	—	—	—

Consolidated total	$2,005,947	359,764	43,633	$34,543	$2,669,621

Interest income		(3,539)	—
Interest expense		20,328	—
Other expense		5,699	2,600

Earnings before income taxes		$337,276	$46,233

Sales consisted of the following:

	Quarter Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)
Surface Mining:
Original equipment	$263,313	$119,800	119.8%	$716,440	$417,103	71.8%
Aftermarket parts and service	288,105	193,093	49.2%	837,926	562,835	48.9%

	551,418	312,893	76.2%	1,554,366	979,938	58.6%

Underground Mining:
Original equipment	209,681	215,758	(2.8%)	460,028	613,348	(25.0%)
Aftermarket parts and service	176,065	147,116	19.7%	398,963	412,661	(3.3%)

	385,746	362,874	6.3%	858,991	1,026,009	(16.3%)

Total:
Original equipment	472,994	335,558	41.0%	1,176,468	1,030,451	14.2%
Aftermarket parts and service	464,170	340,209	36.4%	1,236,889	975,496	26.8%

	$937,164	$675,767	38.7%	$2,413,357	$2,005,947	20.3%

The increase in surface mining original equipment sales for the quarter and nine months ended September 30, 2010 compared to the same periods of 2009 was primarily due to the inclusion of $115.1 million and $284.0 million of Terex Mining sales in 2010, respectively. Excluding the impact of Terex Mining, original equipment sales increased by approximately 24% and 4% for the quarter and nine months ended September 30, 2010, respectively, compared to the same periods of 2009. The increases were primarily due to increased electric mining shovel sales.

The increase in surface mining aftermarket parts and service sales for the quarter and nine months ended September 30, 2010 compared to the same periods of 2009 was primarily due to the inclusion of $131.5 million and $331.9 million of Terex Mining sales in 2010, respectively. Excluding the impact of Terex Mining, aftermarket parts and service sales decreased by approximately 19% and 10% for the quarter and nine months ended September 30, 2010, respectively, compared to the same periods of 2009. The decrease for the quarter ended September 30, 2010 was in most markets with the largest decreases being in the Canadian, United States and African markets. The decrease for the nine months ended September 30, 2010 was primarily due to lower sales in the United States, Chilean, Canadian and African markets, partially offset by increased sales in the Brazilian market.

The decrease in underground mining original equipment sales for the quarter ended September 30, 2010 compared to the same period of 2009 was primarily in the room and pillar product line, partially offset by an increase in the longwall product line. The decrease in underground mining original equipment sales for the nine months ended September 30, 2010 compared to the same period of 2009 was across all product lines.

The increase in underground mining aftermarket parts and service sales for the quarter ended September 30, 2010 compared to the same period of 2009 was primarily in the Eastern European and Chinese markets, partially offset by a decrease in the Australian market. The decrease in underground mining aftermarket parts and service sales for the nine months ended September 30, 2010 compared to the same period of 2009 was primarily in the United States market, offset by an increase in the Chinese market.

Gross profit and gross margin were as follows:

	Quarter Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)
Gross profit	$258,630	$223,843	15.5%	$680,424	$599,290	13.5%
Gross margin	27.6%	33.1%	N/A	28.2%	29.9%	N/A

Gross profit and gross margin were affected by preliminary acquisition accounting adjustments related to the acquisition of Terex Mining as follows:

	Quarter Ended September 30, 2010	Nine Months Ended September 30, 2010
	(Dollars in thousands)
Gross profit reduction	$14,691	$36,755
Gross margin reduction (percentage points)	1.6%	1.5%

Operating earnings were as follows:

	Quarter Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)
Surface mining	$78,946	$78,180	1.0%	$242,518	$224,417	8.1%
Underground mining	63,809	72,597	(12.1%)	125,766	165,113	(23.8%)

Total operations	142,755	150,777	(5.3%)	368,284	389,530	(5.5%)
Corporate	(10,153)	(14,211)	28.6%	(41,275)	(29,766)	(38.7%)

Consolidated total	$132,602	$136,566	(2.9%)	$327,009	$359,764	(9.1%)

Operating earnings for the quarter and nine months ended September 30, 2010 for the surface mining segment included Terex Mining earnings of $36.0 million and $86.7 million, respectively, before amortization of preliminary acquisition accounting adjustments. Operating earnings for the quarter and nine months ended September 30, 2010 were reduced by $22.0 million and $57.9 million, respectively, as a result of amortization of preliminary acquisition accounting adjustments and $0.5 million and $16.3 million, respectively, of acquisition costs relating to the acquisition of Terex Mining.

Net earnings were as follows:

	Quarter Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands, except per share amounts)
Net earnings	$77,572	$92,067	(15.7%)	$185,797	$231,248	(19.7%)
Fully diluted net earnings per share	$0.94	$1.21	(22.3%)	$2.29	$3.05	(24.9%)

Net earnings were reduced (increased) by amortizations of preliminary acquisition accounting adjustments related to the acquisition of Terex Mining in 2010 as follows:

	Quarter Ended September 30, 2010	Nine Months Ended September 30, 2010
	(Dollars in thousands)
Inventory fair value adjustment charged to cost of products sold	$15,223	$38,036
Amortization of intangible assets	7,475	21,471
Depreciation of fixed assets	(665)	(1,601)

Operating earnings	22,033	57,906
Income tax benefit	(7,177)	(18,730)

Total	$14,856	$39,176

Net earnings for the quarter and nine months ended September 30, 2010 were reduced by increased amortization of bank fees of $1.0 million and $2.8 million, respectively, related to the amended credit agreement.

EBITDA and Adjusted EBITDA were as follows:

	Quarter Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)
EBITDA	$159,253	$152,129	4.7%	$402,430	$400,298	0.5%

EBITDA as a percent of sales	17.0%	22.5%	N/A	16.7%	20.0%	N/A

Adjusted EBITDA	$176,630	$158,052	11.8%	$464,322	$411,587	12.8%

Adjusted EBITDA as a percent of sales	18.8%	23.4%	N/A	19.2%	20.5%	N/A

Capital expenditures for the nine months ended September 30, 2010 were $44.4 million, excluding costs incurred to acquire Terex Mining. Capital expenditures for 2010 are expected to be between $70 million and $80 million, excluding the costs incurred to acquire Terex Mining.

Backlog at September 30, 2010 and December 31, 2009, as well as the portion of backlog which was then expected to be recognized within 12 months of these dates, was as follows:

	September 30, 2010	December 31, 2009	% Change
	(Dollars in thousands)
Surface Mining:
Total	$1,507,057	$1,062,977	41.8%
Next 12 months	$1,015,918	$641,599	58.3%

Underground Mining:
Total	$1,023,552	$816,543	25.4%
Next 12 months	$855,606	$616,784	38.7%

Total:
Total	$2,530,609	$1,879,520	34.6%
Next 12 months	$1,871,524	$1,258,383	48.7%

A portion of the surface mining backlog at September 30, 2010 and December 31, 2009 was related to multi-year contracts that will generate revenue in future years. Included in surface mining total and next 12 months backlogs at September 30, 2010 were $540.2 million and $469.2 million, respectively, for Terex Mining.

New orders were as follows:

	Quarter Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)
Surface mining:
Original equipment	$425,227	$107,495	295.6%	$934,917	$235,668	296.7%
Aftermarket parts and service	280,477	186,023	50.8%	759,439	504,188	50.6%

	705,704	293,518	140.4%	1,694,356	739,856	129.0%

Underground mining:
Original equipment	155,976	207,931	(25.0%)	577,162	329,474	75.2%
Aftermarket parts and service	163,308	126,132	29.5%	488,838	370,847	31.8%

	319,284	334,063	(4.4%)	1,066,000	700,321	52.2%

Total:
Original equipment	581,203	315,426	84.3%	1,512,079	565,142	167.6%
Aftermarket parts and service	443,785	312,155	42.2%	1,248,277	875,035	42.7%

	$1,024,988	$627,581	63.3%	$2,760,356	$1,440,177	91.7%

The increase in surface mining original equipment new orders for the quarter and nine months ended September 30, 2010 compared to the same periods of 2009 was primarily due to the inclusion of $313.8 million and $504.4 million, respectively, of Terex Mining new orders and increased electric mining shovel new orders.

The increase in surface mining aftermarket parts and service new orders for the quarter and nine months ended September 30, 2010 compared to the same periods of 2009 was primarily due to the inclusion of $135.6 million and $347.6 million, respectively, of Terex Mining new orders. Excluding the impact of Terex Mining, surface mining aftermarket parts and service new orders decreased approximately 22% and 18% for the quarter and nine months ended September 30, 2010, respectively. The largest decreases for the quarter ended September 30, 2010 compared to the same period of 2009 were in the Chilean and Canadian markets. The largest decreases for the nine months ended September 30, 2010 compared to the same period of 2009 were in the United States, Chinese, Chilean, and African markets, offset by an increase in the Brazilian market.

Total surface mining new orders for the quarter and nine months ended September 30, 2010 were positively impacted by approximately $58 million and $33 million, respectively, due to the effect of the weaker U.S. dollar on orders and beginning of period backlog denominated in foreign currencies.

The decrease in underground mining original equipment new orders for the quarter ended September 30, 2010 compared to the same period of 2009 was primarily due to decreased longwall equipment new orders. The increase for the nine months ended September 30, 2010 compared to the same period of 2009 was due to increased new orders across all product lines.

The increase in underground mining aftermarket parts and service new orders for the quarter ended September 30, 2010 was primarily due to increased new orders in the Chinese and United States markets. The increase in underground mining aftermarket parts and service new orders for the nine months ended September 30, 2010 compared to the same period of 2009 was across substantially all markets.

Total underground mining new orders for the quarter and nine months ended September 30, 2010 were positively impacted by approximately $104 million and $28 million, respectively, due to the effect of the weaker U.S. dollar on orders and beginning of period backlog denominated in foreign currencies.

Conference Call

Bucyrus will hold a telephone conference call pertaining to this news release at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) on Friday, October 22, 2010. Interested parties should call (888) 713-4213 ((617) 213-4865 for international callers), participant passcode 82600554. A replay of the call will be available until November 22, 2010 at (888) 286-8010 ((617) 801-6888 for international callers), passcode 64611184. The conference call will also be available as a webcast, which can be accessed through the link provided on the Investor Relations page of Bucyrus’ website at www.bucyrus.com and will be available until November 22, 2010.

Special Note Regarding Online Availability of Bucyrus Releases and Filings

All Bucyrus financial news releases and SEC filings are posted to Bucyrus’ website, www.bucyrus.com. Automatic email alerts for these postings, corporate and general releases as well as product information also are available at www.bucyrus.com.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could cause actual results to differ materially from those anticipated in such forward-looking statements and could adversely affect Bucyrus’ actual results of operations and financial condition include, without limitation:

•	the ability to integrate the acquired operations of Terex Mining and to realize expected synergies and expected levels of sales and profit from this acquisition;

•	the availability of operating cash to service indebtedness, including the substantial indebtedness incurred to acquire Terex Mining;

•	liabilities relating to Terex Mining which are unknown;

•	dependence on Terex Mining internal control systems for compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	the ability to fulfill certain employment obligations in connection with the acquisition of Terex Mining;

•	entering into a new line of business in which certain competitors have substantially more experience than Bucyrus does as a result of the acquisition of Terex Mining;

•

the cyclical nature of the sale of original equipment due to fluctuations in market prices for coal, copper, oil, iron ore and other minerals, changes in general economic conditions, changes in interest rates, changes in customers’ replacement or repair cycles, consolidation in the mining industry and competitive pressures;

•	changes in global financial markets and global economic conditions;

•	disruption of plant operations due to equipment failures, natural disasters or other reasons;

•	dependence on the commodity price of coal and other conditions in the coal market;

•	the highly competitive nature of the mining industry;

•	reliance on significant customers;

•	the loss of key customers or key members of management;

•	the risks and uncertainties of doing business in foreign countries, including emerging markets, and foreign currency risks;

•	costs and risks associated with regulatory compliance and changing regulations affecting the mining industry and/or electric utilities;

•	customers deferring, delaying or canceling capital investments due to volatility and tightening of credit markets, unprecedented financial market conditions and a global recession;

•	the ability of our customers to obtain loan guarantees or other financing from the Export-Import Bank of the United States or other sources;

•	the ability to attract and retain skilled labor;

•	reliance on local partners in foreign countries;

•	the ability to continue to offer products containing innovative technology that meets the needs of customers;

•	work stoppages at the company, its customers, its suppliers or providers of transportation;

•	the ability to protect intellectual property;

•	the ability to successfully implement a new enterprise resource planning system in the surface mining segment;

•	the ability to satisfy underfunded pension and postretirement obligations;

•	production capacity;

•	product liability, environmental and other potential litigation;

•	the ability to purchase component parts or raw materials from key suppliers at acceptable prices and/or on the required time schedule; and

•	the effect of a potential material net asset value adjustment to the purchase price of Terex Mining on both the historical financial statements and acquisition accounting of Terex Mining.

The foregoing factors do not constitute an exhaustive list of factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and should be read in conjunction with the other cautionary statements and risk factors included in Bucyrus’ Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 1, 2010 and Bucyrus’ Form 10-Q for the quarter ended June 30, 2010 as filed with the Securities and Exchange Commission on August 6, 2010. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. Bucyrus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.